Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

for Tender of Shares of Common Stock

of

ROSETTA STONE INC.

at

$30.00 NET PER SHARE

Pursuant to the Offer to Purchase, dated September 15, 2020

by

EMPOWER MERGER SUB INC.

a wholly-owned subsidiary of

CAMBIUM HOLDING CORP.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON OCTOBER 13, 2020, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if a stockholder wishes to participate in the Offer (as defined below) and (a) certificates representing shares (the “Company Shares”), of common stock, par value $0.00005 per share, of Rosetta Stone Inc., a Delaware corporation, are not immediately available, (b) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (c) time will not permit all required documents to reach Broadridge Corporate Issuer Solutions, Inc. (the “Depositary and Paying Agent”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail, facsimile transmission or overnight courier to the Depositary and Paying Agent and must include a guarantee by an Eligible Institution (as defined below). See “The Tender Offer—Section 3—Procedure for Tendering Company Shares” of the Offer to Purchase (as defined below).

Company Shares tendered by a Notice of Guaranteed Delivery or other guaranteed delivery procedure will not be deemed validly tendered for any purpose, including for purposes of satisfying the Minimum Condition (as defined in the Offer to Purchase), and the Offeror will be under no obligation to make any payment for such Company Shares, unless and until Company Shares underlying such Notice of Guaranteed Delivery are delivered to the Depositary and Paying Agent in settlement or satisfaction of such guarantee.

The Depositary and Paying Agent for the Offer is:

Broadridge Corporate Issuer Solutions, Inc.

If delivering by mail:	If delivering by express mail, courier or any other expedited service:

Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718	Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” (AS DEFINED IN “THE TENDER OFFER—SECTION 3—PROCEDURES FOR TENDERING SHARES” OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution (as defined in the Offer to Purchase) that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and Paying Agent and must deliver a properly completed and duly executed Letter of Transmittal or an Agent’s Message (as defined in “The Tender Offer—Section 3—Procedures for Tendering Company Shares” of the Offer to Purchase) and certificates for Company Shares or book-entry Company Shares that are the subject of this Notice of Guaranteed Delivery to the Depositary and Paying Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders Empower Merger Sub Inc., a Delaware corporation (the “Offeror”), and a wholly-owned subsidiary of Cambium Holding Corp., a Delaware corporation, which is a portfolio company of The Veritas Capital Fund VI, L.P., a Delaware limited partnership, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 15, 2020 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time as permitted therein, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares (the “Company Shares”) of common stock, par value $0.00005 per share, of Rosetta Stone Inc., a Delaware corporation, specified below, pursuant to the guaranteed delivery procedure set forth in “The Tender Offer—Section 3—Procedures for Tendering Company Shares” of the Offer to Purchase.

Number of Company Shares Tendered:

Share Certificate Number(s) (if available):

Check here and complete the information below if Company Shares will be tendered by book entry transfer.

Name of Tendering Institution:

DTC Participant Number:
(if applicable)

Transaction Code Number:
(if applicable)

Date:

Name(s) of Record Owner(s)
(Please Type or Print)

Address(es):
(Including Zip Code))

Area Code and Telephone Number:

Signature(s):

CORPORATE ACTIONS VOLUNTARY COY BKS

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”), hereby guarantees that either the certificates representing the Company Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Company Shares into the Depositary and Paying Agent’s account at The Depository Trust Company (pursuant to the procedures set forth in “The Tender Offer—Section 3—Procedures for Tendering Company Shares” of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or, with respect to Eligible Institutions, a manually executed facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in “The Tender Offer—Section 3—Procedures for Tendering Company Shares” of the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary and Paying Agent at one of its addresses set forth above within two New York Stock Exchange trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and Paying Agent and must deliver the Letter of Transmittal, certificates representing the Company Shares and/or any other required documents to the Depositary and Paying Agent within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.

Name of firm:

Address:
(Including Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Dated:

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES REPRESENTING TENDERED SHARES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

CORPORATE ACTIONS VOLUNTARY COY BKS